Exhibit 99.5

 Q1 2022 Financial Results Conference CallFebruary 23, 2022  Photronics, Inc.

 Safe Harbor Statement  This presentation and some of our comments during this presentation may contain projections or other forward-looking statements regarding future events, our future financial performance, and/or the future performance of the industry. These statements are predictions, and contain risks and uncertainties. We refer you to the documents the Company files from time to time with the Securities and Exchange Commission. These documents contain and identify important factors that could cause the actual results for the Company to differ materially from those contained in our projections or forward-looking statements. These certain factors can be found at www.photronics.com/riskfactors. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee the accuracy of any forecasts or estimates, and we are not obligated to update any forward-looking statements if our expectations change.  2/23/2022  2

Q1 2022 Summary

Revenue was a record **$189.8M**

up 5% Q/Q

up 25% Y/Y

IC (+3% Q/Q, +24% Y/Y) and FPD (+8% Q/Q, +27% Y/Y) both achieved record revenue

Record revenue to China, up 6% Q/Q and 69% Y/Y

$314M Cash balance

$59M generated from operating activity

$19M invested in capex

$3M returned to investors through share repurchases

- Net income attributable to Photronics, Inc. shareholders of $23.1M ($0.38/share)
- Updating long-term target model based upon improving performance and positive demand outlook
- Investing in mainstream IC capacity to capitalize on market growth trends

Strategic investments driving long-term, profitable growth

PHOTRONICS, INC.
2/23/2022
3

Investment Strategy

Revenue Growth

- Win lion's share of "Made in China 2025" TAM growth
- Supplement new factories with point tool investments
- Capitalize on technology leadership in AMOLED to continue improving mix
- Leverage global footprint to exploit growth in "legacy foundry" business

Margin Expansion

- Sustained pricing strength in mainstream IC going into 2022
- Optimize asset tool set to match end-market demand
- Increasing benefit from operating leverage

Explore Strategic Partnerships

- Targeting partnerships that extend market leadership position
- Building on successful history of M&A and joint ventures

PHOTRONICS, INC.
2/23/2022
4

Growth in Legacy Foundry = Dynamic Mainstream Mask Market


IC Mainstream Revenue ($M)
256
250
262
297
333
2018
2019
2020
2021
Q1 2022 Run Rate

- Rebirth of the ASIC mask market
  - Moore's law inefficient for many applications
  - Mask intensity higher than over-all semiconductor market
- Industry demand exceeds supply
  - Delivery times expanding from days to months
  - We are investing in incremental capacity to meet customer demand
- Low industry capacity creating pricing leverage
  - Double digit increases implemented in Taiwan and China
  - Actively raising prices in Europe and Korea

PHOTRONICS, INC.
2/23/2022
5

Delivering on Commitments and Updating Target Model  $M (except EPS)  2019  2020  2021  Q1 2022 LTM  Illustrative Target Model 2-Year Horizon      Revenue  $551  $610  $664  $702  $7759% CAGR  $80010% CAGR  $85011% CAGR  Gross Margin  22%  22%  25%  28%  31-33%  32-34%  34-36%  Operating Margin  9%  10%  14%  17%  20-22%  22-24%  24-26%  Operating Cash Flow  $68  $143  $151  $184  $225-250  $260-275  $290-300  Free Cash Flow*  ($83)  $77  $47  $78  $125-150  $160-175  $190-200  Diluted EPS  $0.44  $0.52  $0.89  $1.14  $1.40-1.45  $1.55-1.65  $1.90-2.00  2/23/2022  6  *Free Cash Flow is a non-GAAP term which represents Operating Cash Flow less Capital Expenditures, which are reported under GAAP

 Income Statement Summary  $M (except EPS)  Q122  Q421  Q/Q  Q121  Y/Y  Revenue  $ 189.8  $ 181.3  5%  $ 152.1  25%  Gross Profit  $ 59.9  $ 51.9  15%  $ 30.5  96%  Gross Margin  31.5%  28.7%  280 bps  20.1%  1,140 bps  Operating Income  $ 38.2  $ 33.5  14%  $ 11.8  225%  Operating Margin  20.1%  18.5%  160 bps  7.7%  1,240 bps  Other non-operating income (expense)  $ 4.7  $ 3.8  $ 0.9  $ 0.7  $ 4.0  Income tax provision  $ 11.2  $ 8.7  $ 2.5  $ 2.9  $ 8.2  Minority interest  $ 8.7  $ 8.8  ($ 0.2)  $ 1.5  $ 7.2  Net income*  $ 23.1  $ 19.8  16%  $ 8.0  187%  Diluted EPS*  $ 0.38  $ 0.33  $ 0.05  $ 0.13  $ 0.25  Days in quarter  91  91  -  92  (1)  Margins improved on leverage from higher revenue (IC & FPD) and better mainstream IC pricingOther non-operating income (expense) primarily due to FX gain (loss)Minority interest is IC JVs in Taiwan and China  2/23/2022  7  *Net income attributable to Photronics, Inc. shareholders

 $M  Q122  Q421  Q/Q  Q121  Y/Y  High-End*  $ 46.5  $ 42.6  9%  $ 36.8  27%  Mainstream  $ 83.2  $ 82.9  1%  $ 68.2  22%  Total  $ 129.8  $ 125.4  3%  $ 105.0  24%  IC Photomask Revenue  2/23/2022  High-end growth driven by strong logic demand in AsiaMainstream up on proliferation of chips in IoT, 5G, Crypto and consumer products creating support for higher ASPsOutlookContinued strength from remote work and educationMainstream demand strong, expanding ASPsNew capacity coming online end of Q2  *28nm and smaller  Total may differ due to rounding  8

 FPD Photomask Revenue  2/23/2022  High-end demand improving for mobile AMOLED and G10.5+Mainstream recovery continues, with slight Q/Q decline due to capacity dedicated to high-end productsOutlookDynamic market environmentMobile demand strength and mainstream LCD recovery expected to continueTechnology development drives demand for higher-value masks  *≥G10.5, AMOLED and LTPS  $M  Q122  Q421  Q/Q  Q121  Y/Y  High-End*  $ 46.3  $ 41.0  13%  $ 34.6  34%  Mainstream  $ 13.8  $ 14.9  (7%)  $ 12.5  11%  Total  $ 60.1  $ 55.8  8%  $ 47.1  27%  Total may differ due to rounding  9

 Select Financial Data  $M  Q122  Q421  Q121  Cash  $ 314  $ 277  $ 279  Debt  $ 97  $ 112  $ 102  Net Cash*  $ 217  $ 165  $ 177  Operating Cash Flow  $ 59  $ 38  $ 26  Capital Expenditures  $ 19  $ 17  $ 18  Share repurchase  $ 3  $ 13  $ 13  Debt is US equipment lease and local China loansTotal share repurchases of $68M under current (Sep 2020) $100M planCapex mostly mainstream IC capacity & facility expansionBalance sheet able to fund investments, share repurchases, and strategic M&A opportunities  2/23/2022  *Net cash defined as cash and cash equivalents less long-term borrowings (including current portion), as reported in accordance with GAAP  10

 Q2 22 Guidance   Revenue ($M)  $188 - $196  Operating Margin  20% - 22%  Taxes ($M)  $9 - $10  Diluted EPS  $0.32 - $0.38  Diluted Shares (M)  ~61  Full-year Capex (M)  ~$100  Incorporation of chips in IoT, 5G, Crypto and consumer products Remote work and learningAdvanced display technologiesGrowing nationalism spurs investmentOutlook clouded by geopolitical uncertainty and supply chain challengesDriving margin expansion and improved cash flows  2/23/2022  11

 For Additional Information:John P. JordanExecutive Vice President & CFO203.740.5671jjordan@photronics.com   Thank you for your interest!

 Appendix

 Total Revenue  2/23/2022  14      IC  FPD  Total may differ due to rounding

 IC Photomask Revenue  2/23/2022  15      Mainstream  High-End  High-End: 28nm and smaller; total may differ due to rounding

 FPD Photomask Revenue  2/23/2022  16      Mainstream  High-End  High-End: ≥G10.5, AMOLED and LTPS; total may differ due to rounding

 Non-GAAP Financial Measures  2/23/2022  17

 Non-GAAP Financial Measures  2/23/2022  18